Exhibit 5.3

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

November 27, 2015

Ball Corporation
10 Longs Peak Drive
Broomfield, Colorado 80021-2510

Re:	Ball Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Ball Corporation, an Indiana corporation (the “Company”), in connection with the automatic registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company and the guarantors listed on Schedule I hereto (collectively, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of the following securities: (i) shares of common stock, without par value, of the Company (the “Common Stock”), together with any related Rights (as defined in the Rights Agreement, dated as of July 26, 2006, by and between the Company and Computershare Investor Services, LLC, as amended by the First Amendment to the Rights Agreement, dated as of January 23, 2008) (the “Rights”); (ii) shares of the preferred stock, without par value, of the Company (the “Preferred Stock”), which may be issued in one or more series; (iii) debt securities of the Company (the “Debt Securities”), which may be issued in one or more series under (A) the Indenture, dated March 27, 2006 (the “2006 Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee, which is to be filed as an exhibit to the Registration Statement or (B) the Indenture, dated the date hereof (the “2015 Indenture” and, together with the 2006 Indenture, the “Indentures,” and each, an “Indenture”), by and between the Company and Deutsche Bank Trust Company Americas, as trustee, which is to be filed as an exhibit to the Registration Statement; (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (the “Warrants”), which may be issued pursuant to one or more warrant agreements proposed to be entered into by the Company and one or more warrant agents to be named therein (each, a “Warrant Agent”); and (v) such indeterminate number of shares of Common Stock (together with any related Rights) or Preferred Stock and amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Debt Securities or Warrants, including such shares of Common Stock (including any related Rights) or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offer (collectively, “Indeterminate Securities”). The Registration Statement also relates to the sale of shares of Common Stock (including any related Rights) from time to time by certain shareholders of the Company to be named in a prospectus supplement pursuant to Rule 415 of the Rules and Regulations (such shares of Common Stock, the “Secondary Shares”), and the issuance and sale from time to time by the Guarantors of guarantees of the Debt Securities (the “Guarantees”). The Common Stock,

the Rights, the Preferred Stock, Debt Securities, the Warrants, the Indeterminate Securities, the Secondary Shares and the Guarantees offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)                                 the Registration Statement;

(b)                                 an executed copy of the 2006 Indenture;

(c)                                  an executed copy of the 2015 Indenture;

(d)                                 an executed copy of a certificate for each Opinion Party (as defined below) of the Secretary or Assistant Secretary of each Opinion Party, dated the date hereof (collectively, the “Secretary’s Certificates”);

(e)                                  a copy of the certificate of incorporation of each of the Opinion Parties that are corporations, as certified by the Secretary of State of the State of Delaware and as certified pursuant to the applicable Secretary’s Certificate;

(f)                                   a copy of the bylaws of each of the Opinion Parties that are corporations, as certified pursuant to the applicable Secretary’s Certificate;

(g)                                  a copy of the certificate of formation of each of the Opinion Parties that are limited liability companies, as certified by the Secretary of State of the State of Delaware and as certified pursuant to the applicable Secretary’s Certificate;

(h)                                 a copy of the limited liability company agreement or operating agreement of each of the Opinion Parties that are limited liability companies (each, an “LLC Agreement”), as certified pursuant to the applicable Secretary’s Certificate; and

(i)                                     a copy of certain resolutions adopted by the board of directors or other governing body, as applicable, of each Opinion Party relating to the Registration Statement and the registration of the Securities and related matters, as certified pursuant to the applicable Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Guarantors and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the General Corporation Law of the State of Delaware (the “DGCL”), (iii) the Delaware Limited Liability Company Act (the “DLLCA”) and (iv) to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any law (other than Opined on Law) on the opinions stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and the opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect. Charles E. Baker, Vice President, General Counsel and Corporate Secretary of the Company, and Todd A. Mikesell, Assistant General Counsel of the Company, may rely on this opinion in rendering their respective opinions each to be dated the date hereof and filed as Exhibits 5.1 and 5.2, respectively, to the Registration Statement.

As used herein, (i) “Opinion Parties” means each of the Guarantors listed on Schedule II hereto and “Non-Opinion Party” means the Company and each of the Guarantors listed on Schedule III hereto and (ii) “Transaction Agreements” means the Indentures and the supplemental indentures thereto and the Guarantees.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

(1)                                 With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (i) the Registration Statement (including all necessary post-effective amendments) has become effective under the Securities Act and the Indenture governing the Offered Debt Securities has been qualified under the Trust Indenture Act of 1939; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and each other party thereto; (iv) the Indenture governing the Offered Debt Securities and any supplemental indenture thereto establishing the terms of the Offered Debt Securities has been duly authorized, executed and delivered by the Company and each other party thereto; (v) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters in conformity with the Indenture governing the Offered Debt Securities and any such supplemental indenture thereto; (vi) the terms of the

Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture governing the Offered Debt Securities and any supplemental indenture thereto establishing the terms of the Offered Debt Securities so as not to violate any applicable law, the Certificate of Incorporation and By-Laws of the Company as then in effect or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the Indenture governing the Offered Debt Securities and any supplemental indenture thereto establishing the terms of the Offered Debt Securities and have been duly executed and authenticated in accordance with the provisions of the Indenture governing the Offered Debt Securities and any such supplemental indenture thereto and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the Indenture governing the Offered Debt Securities and such supplemental indenture thereto and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

(2)                                 With respect to any Guarantee offered by any Guarantor of any series of Offered Debt Securities, including any Guarantee of any Indeterminate Securities constituting Debt Securities of such series (the “Offered Guarantees”), when (i) the Registration Statement (including all necessary post-effective amendments) has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities and the Offered Guarantees has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Guarantees are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities and the Offered Guarantees has been duly authorized, executed and delivered by the Company, the Guarantors and each other party thereto; (iv) the Indenture governing the Offered Debt Securities and the Offered Guarantees and any supplemental indenture thereto establishing the terms of the Offered Debt Securities and the Offered Guarantees has been duly authorized, executed and delivered by the Company, the Guarantors and each other party thereto; (v) the board of directors, the board of managers and the sole member, as applicable, of such Guarantor, including any appropriate committee appointed thereby, and appropriate officers of such Guarantor have taken all necessary corporate or limited liability company, respectively, action to approve the issuance, sale and terms of the Offered Guarantees and related matters in conformity with the Indenture governing the Offered Debt Securities and the Offered Guarantees and any such supplemental indenture thereto; (vi) the terms of the Offered Guarantees and of their issuance and sale have been duly established in conformity with the Indenture governing the Offered Debt Securities and the Offered Guarantees and any supplemental indenture thereto establishing the terms of the Offered Guarantees so as not to violate any applicable law, the certificate of incorporation, certificate of formation, bylaws and limited liability company agreement, as applicable, of such Guarantor as then in effect or result in a default under or breach of any agreement or instrument binding upon such Guarantor, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Guarantor; and (vii) the Offered Guarantees have been duly executed and delivered in accordance with the provisions of the Indenture governing the Offered Debt Securities and the Offered Guarantees and any such supplemental indenture thereto establishing the terms of the Offered Guarantees and duly issued in accordance with the Indenture governing the Offered Debt Securities and the Offered Guarantees and such supplemental indenture thereto and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, the Offered Guarantees will constitute valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(1)                                 the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(2)                                 we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(3)                                 except to the extent expressly stated in the opinions contained herein with respect to the Opinion Parties, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(4)                                 we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(5)                                 we do not express any opinion with respect to the enforceability of any provision of any Transaction Agreement to the extent that such section purports to bind any Opinion Party to the exclusive jurisdiction of any particular federal court or courts;

(6)                                 we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(7)                                 we have assumed that the choice of New York law to govern the Indentures, any supplemental indenture thereto and the Guarantees is a valid and legal provision;

(8)                                 we have assumed any Debt Securities that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of any applicable trustee under the Indenture governing such Debt Securities;

(9)                                 we do not express any opinion with respect to the enforceability of applicable provisions contained in the Offered Guarantees, the Indentures and the supplemental indentures thereto to the extent that such provisions provide that the obligations of the Guarantors are absolute and unconditional irrespective of the enforceability or genuineness of the Indentures or the effect thereof on the opinions herein stated;

(10)                          we do not express any opinion with respect to the enforceability of the provisions contained in the Offered Guarantees, the Indentures and the supplemental indentures thereto to the extent that such provisions limit the obligation of the Guarantors under the Indentures or any right of contribution of any party with respect to the obligations under the Indentures;

(11)                          to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality; and

(12)                          we have assumed that each LLC Agreement is the only agreement of the members of the applicable Opinion Party as to the affairs of such Opinion Party and the conduct of its business, and we do not express any opinion with respect to the effect of any other agreement of the members of such Opinion Party as to the affairs of such Opinion Party and the conduct of its business.

In addition, in rendering the foregoing opinions we have assumed that:

(a)                                 each Non-Opinion Party (i) is duly incorporated or formed, as applicable, and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization or formation, as applicable, and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization or formation, as applicable, in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements to which such Non-Opinion Party is a party;

(b)                                 each Non-Opinion Party has the corporate or limited liability company, as applicable, power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements to which such Non-Opinion Party is a party;

(c)                                  neither the execution and delivery by the Company and each Guarantor of the Transaction Agreements to which the Company or such Guarantor is a party nor the consummation by the Company and such Guarantor of the transactions contemplated thereby, including the issuance and sale of the applicable Securities: (i) conflicts or will conflict with the certificate of incorporation, certificate of formation, bylaws or limited liability company agreement, as applicable, of the Company or any Guarantor, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or any Guarantor or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or any Guarantor or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or any Guarantor or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined on Law); and

(d)                                 neither the execution and delivery by the Company or any Guarantor of the Transaction Agreements to which the Company or such Guarantor is a party nor the consummation by the Company and such Guarantor of the transactions contemplated thereby, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Schedule I

Ball Advanced Aluminum Technologies Corp.

Ball Aerosol and Specialty Container Holding Corporation

Ball Aerosol and Specialty Container Inc.

Ball Aerospace & Technologies Corp.

Ball Asia Services Limited

Ball Container LLC

Ball Corporation

Ball Delaware Holdings, LLC

Ball Glass Containers, Inc.

Ball Global Business Services Corp.

Ball Holdings Corp.

Ball Holdings LLC

Ball Metal Beverage Container Corp.

Ball Metal Container Corporation

Ball Metal Food Container, LLC

Ball Metal Food Container (Oakdale), LLC

Ball Packaging, LLC

Ball Pan-European Holdings, Inc.

Ball Technologies Holdings Corp.

Latas de Aluminio Ball, Inc.

USC May Verpackungen Holding Inc.

Schedule II

Ball Advanced Aluminum Technologies Corp., a Delaware corporation

Ball Aerosol and Specialty Container Holding Corporation, a Delaware corporation

Ball Aerosol and Specialty Container Inc., a Delaware corporation

Ball Aerospace & Technologies Corp., a Delaware corporation

Ball Asia Services Limited, a Delaware corporation

Ball Container LLC, a Delaware limited liability company

Ball Delaware Holdings, LLC, a Delaware limited liability company

Ball Glass Containers, Inc., a Delaware corporation

Ball Global Business Services Corp., a Delaware corporation

Ball Holdings Corp., a Delaware corporation

Ball Holdings LLC, a Delaware limited liability company

Ball Metal Food Container, LLC, a Delaware limited liability company

Ball Metal Food Container (Oakdale), LLC, a Delaware limited liability company

Ball Pan-European Holdings, Inc., a Delaware corporation

Latas de Aluminio Ball, Inc., a Delaware corporation

USC May Verpackungen Holding Inc., a Delaware corporation

Schedule III

Ball Corporation, a Nevada corporation

Ball Metal Beverage Container Corp., a Colorado corporation

Ball Metal Container Corporation, an Indiana corporation

Ball Packaging, LLC, a Colorado limited liability company

Ball Technologies Holdings Corp., a Colorado corporation